2909 Hillcroft, Suite 420

Houston, TX  77057

713-467-2222

February 22, 2016

NEWS RELEASE

Press Contacts:

Rhonda LittleSales and Marketing CoordinatorPhone: 800-880-2212Email: rlittle@hartmaninvestment.com

Hartman Joins DTCC’s AIP Program

Hartman Short Term Income Properties XX, Inc. (“Hartman XX”) announced today that it will be partnering with the Depository Trust and Clearing Corporation’s (“DTCC”) Alternative Investment Product Services (“AIP”) platform in its continual efforts to provide superior customer service to its advisor partners in the broker/dealer community and their clients.

AIP links broker/dealers, fund managers, fund administrators, and custodians to provide a standardized end-to-end reporting process for alternative investments, including non-traded real estate investment trusts (“REITs”). “The real benefit of the AIP Platform is that all of a client’s investment positions can be reflected on a singular account statement, which enhances investment transparency and the investor’s overall understanding of portfolio composition and performance,” said Rick Vitale, CFA, President of Hartman Advisors.

“This is another example of Hartman’s continuing efforts to put the needs of investors first. We look forward to a long and beneficial partnership with AIP,” said Al Hartman, CEO.

About Hartman

Hartman is a Texas-centric value-oriented REIT sponsor which intends to purchase properties primarily in Texas that provide opportunities the potential for meaningful growth in value. For additional information about Hartman’s public non-traded REIT investment offerings, please visit www.HartmanREITs.com or call 800-880-2212. For more information, please contact Rick Vitale, CFA, at 651-491-3693.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

Securities offered through D. H. Hill Securities, LLLP, Member FINRA/SIPC, 1543 Green Oak Place, Ste. 100, Kingwood, TX  77339. (832) 644-1852.